EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value €0.07 per share, of Nielsen Holdings N.V. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2012.

HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), LTD.

By:	/s/ Arrie R. Park
Name:	Arrie R. Park
Title:	Vice President

HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), LTD.,
its general partner

By:	/s/ Arrie R. Park
Name:	Arrie R. Park
Title:	Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS V
(CAYMAN), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), L.P.,
its general partner

By:	HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), LTD.,
its general partner

By:	/s/ Arrie R. Park
Name:	Arrie R. Park
Title:	Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS V
(CAYMAN PARALLEL), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), L.P.,
its general partner

By:	HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), LTD.,
its general partner

By:	/s/ Arrie R. Park
Name:	Arrie R. Park
Title:	Vice President

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES V (CAYMAN), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), L.P.,
its general partner

By:	HELLMAN & FRIEDMAN INVESTORS V (CAYMAN), LTD.,
its general partner

By:	/s/ Arrie R. Park
Name:	Arrie R. Park
Title:	Vice President

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